EXTENSION OF LEASE

     HANNON'S, a partnership, as Landlord and ROOM PLUS OF EAST HANOVER, INC., a corporation of New Jersey, as Tenant, entered into a lease for a portion of a building located at #319 Route 10, East Hanover, NJ consisting of approximately 4,000 square feet, which commenced on August 1, 1983. The original term of five years under that lease has passed and the single five year option period will terminate on July 31, 1998.

     The parties wish to extend the lease under all the same terms and conditions for a period of five years beginning on August 1, 1998 and terminating on July 31, 2003 except that the fixed annual rental shall be $82,000.00 per year payable $6,833.33 per month.

     If the tenant shall not then be in default in performing any of its obligations under this lease, then the tenant shall have the option of extending the term of this lease for an additional five (5) year period from August 1, 2003 through July 31, 2008 at a rental of $90,000.00 per year for each of the five years, under all the same conditions except for the amount of the rent.

     Notice of tenant's exercise of the renewal option shall be given to the Landlord, in writing, by certified mail, at least 6 months prior to the expiration of the original term of this extension, i.e., by January 31, 2003.

                                HANNON'S a partnership

                                By: /s/ Harold J. Hannon
                                    ---------------------
                                    HAROLD J. HANNON,
                                    a partner Landlord


                                ROOM PLUS OF EAST HANOVER, INC.

                                By: /s/ Allan J. Socher
                                    -------------------
                                    ALLAN J. SOCHER
                                    President, Tenant

ATTEST:

/s/ Marc Zucker
---------------

Secretary
ROOM PLUS OF EAST HANOVER, INC.